UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

NetSuite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other jurisdiction of incorporation organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2955 Campus Drive, Suite 100 San Mateo, California	94403-2511
(Address of principal executive offices)	(Zip Code)

(650) 627-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On May 10, 2011, NetSuite Inc. (“NetSuite” or the “Company”) entered into an ordering document (the “Ordering Document”) with Oracle America, Inc. (“Oracle) pursuant to the Oracle License and Services Agreement between NetSuite and Oracle dated May 27, 2007 (the “License and Services Agreement”). A copy of the License and Services Agreement was filed as Exhibit 10.19 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 5, 2007.

The Ordering Document provides for the purchase of Oracle’s Exadata Database Machine X2-2 HP Quarter Rack and related software, support and maintenance. Under the Ordering Document, the Company will pay $432,100, which includes approximately $55,000 of annual support and maintenance fees.

Entities beneficially owned by Lawrence J. Ellison held an aggregate of approximately 48.5% of NetSuite’s common stock as of March 31, 2011. Further, Mr. Ellison, his family members, trusts for their benefit, and related entities together beneficially owned an aggregate of approximately 55.4% of NetSuite’s common stock as of March 31, 2011. Mr. Ellison is also the Chief Executive Officer, a principal stockholder and a director of Oracle Corporation.

The foregoing description of the Ordering Document does not purport to be complete, and is qualified in its entirety by reference to the Ordering Document, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

10.1	Ordering Document between NetSuite Inc. and Oracle America, Inc. dated May 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2011

NETSUITE INC.

By:	/s/ Ronald Gill
Ronald Gill
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1	Ordering Document between NetSuite Inc. and Oracle America, Inc. dated May 10, 2011.